As filed with the Securities and Exchange Commission on March 28, 2025

Registration No. 333-277670

Registration No. 333-270429

Registration No. 333-264804

Registration No. 333-263451

Registration No. 333-255847

Registration No. 333-254177

Registration No. 333-237095

Registration No. 333-230581

Registration No. 333-227665

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-277670

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-270429

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-264804

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-263451

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-255847

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-254177

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-237095

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-230581

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-227665

Gritstone bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-4859534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5959 Horton Street, Suite 300 Emeryville, California 94608	94608
(Address of Principal Executive Offices)	(Zip Code)

Gritstone bio, Inc. 2015 Equity Incentive Plan

Gritstone bio, Inc. 2018 Incentive Award Plan

Gritstone bio, Inc. 2018 Employee Stock Purchase Plan

(Full title of the plan)

Vassiliki Economides

Interim Chief Executive Officer and Chief Financial Officer

Gritstone bio, Inc.

5959 Horton Street, Suite 300

Emeryville, California 94608

(Name and address of agent for service)

(510) 871-6100

(Telephone number, including area code, of agent for service)

Copies to:

Effie Toshav, Esq.

Robert Freedman, Esq.

Ryan Mitteness, Esq.

Chelsea Anderson, Esq.

Fenwick & West, LLP

401 Union St.

Seattle, Washington 98101

(206) 389-4510

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Gritstone bio, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (No. 333-277670), filed with the SEC on March 5, 2024;

•	Registration Statement on Form S-8 (No. 333-270429), filed with the SEC on March 9, 2023;

•	Registration Statement on Form S-8 (No. 333-264804), filed with the SEC on May 9, 2022;

•	Registration Statement on Form S-8 (No. 333-263451), filed with the SEC on March 10, 2022;

•	Registration Statement on Form S-8 (No. 333-255847), filed with the SEC on May 6, 2021;

•	Registration Statement on Form S-8 (No. 333-254177), filed with the SEC on March 11, 2021;

•	Registration Statement on Form S-8 (No. 333-237095), filed with the SEC on March 11, 2020;

•	Registration Statement on Form S-8 (No. 333-230581), filed with the SEC on March 28, 2019; and

•	Registration Statement on Form S-8 (No. 333-227665), filed with the SEC on October 2, 2018.

On October 10, 2024, the Company filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). It is expected that the Bankruptcy Court will enter an order (the “Confirmation Order”) confirming the First Modified Plan of Reorganization of Gritstone bio, Inc (the “Plan”). The Company expects that the effective date of the Plan will occur once all conditions precedent to the Plan have been satisfied.

As a result of the Chapter 11 Case and in accordance with the Plan, the Company has terminated all offerings of the Company’s common stock pursuant to the Registration Statements. Accordingly, effective upon filing of these Post-Effective Amendments, the Company hereby removes from registration all such shares of common stock of the Company that are registered but unsold under the Registration Statements, if any. Effective upon filing of these Post-Effective Amendments, the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such shares of common stock, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on March 28, 2025. No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

GRITSTONE BIO, INC.

/s/ Vassiliki “Celia” Economides
Name:	Vassiliki “Celia” Economides
Title:	Interim Chief Executive Officer and Chief Financial Officer